Exhibit 99.1
Marvell Technology, Inc. Reports Fourth Quarter and Fiscal Year 2025
Financial Results

•Q4 Net Revenue: $1.817 billion, grew by 27% year-on-year
•Q4 Gross Margin: 50.5% GAAP gross margin; 60.1% non-GAAP gross margin
•Q4 Diluted income per share: $0.23 GAAP diluted income per share; $0.60 non-GAAP diluted income per share

Santa Clara, Calif. (March 5, 2025) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today reported financial results for the fourth fiscal quarter and fiscal year ended February 1, 2025.

Net revenue for the fourth quarter of fiscal 2025 was $1.817 billion, $17.0 million above the mid-point of the Company’s guidance provided on December 3, 2024. GAAP net income for the fourth quarter of fiscal 2025 was $200.2 million, or $0.23 per diluted share. Non-GAAP net income for the fourth quarter of fiscal 2025 was $531.4 million, or $0.60 per diluted share. Cash flow from operations for the fourth quarter was $514.0 million.

Net revenue for fiscal 2025 was $5.767 billion. GAAP net loss for fiscal 2025 was $(885.0) million, or $(1.02) per diluted share. Non-GAAP net income for fiscal 2025 was $1.377 billion, or $1.57 per diluted share.

“We closed fiscal year 2025 on a high note, delivering record fourth-quarter revenue of $1.817 billion – an increase of 20% sequentially and 27% year-over-year. This performance was driven by strong growth in our data center end market, where revenue increased 78% year-over-year in the fourth quarter, along with a continued recovery in our multi-market businesses. For the full fiscal year, we delivered a record $1.68 billion in operating cash flow and returned $933 million to stockholders through stock repurchases and dividends,” said Matt Murphy, Marvell's Chairman and CEO. “Our custom AI silicon programs have now entered volume production, and we continue to see strong growth from our interconnect products. Marvell has secured multiple new design wins, including several custom silicon programs that will fuel future growth. We are well positioned for a strong start to fiscal 2026. We expect first-quarter revenue growth of over 60 percent year-over-year at the mid-point of guidance, and we anticipate strong revenue growth for the full fiscal year.”

First Quarter of Fiscal 2026 Financial Outlook

•Net revenue is expected to be $1.875 billion +/- 5%.
•GAAP gross margin is expected to be approximately 50.5%.
•Non-GAAP gross margin is expected to be approximately 60%.
•GAAP operating expenses are expected to be approximately $712 million.
•Non-GAAP operating expenses are expected to be approximately $490 million.
•Basic weighted-average shares outstanding are expected to be 867 million.
•Diluted weighted-average shares outstanding are expected to be 880 million.
•GAAP diluted net income per share is expected to be $0.19 +/- $0.05 per share.
•Non-GAAP diluted net income per share is expected to be $0.61 +/- $0.05 per share.

GAAP diluted EPS is calculated using basic weighted-average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted-average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted-average shares outstanding.

Conference Call

Marvell will conduct a conference call on Wednesday, March 5, 2025 at 1:45 p.m. Pacific Time to discuss results for the fourth quarter and fiscal year 2025. Interested parties may join the conference call without operator assistance by registering and entering their phone number at https://emportal.ink/4h8OI7Q to receive an instant automated call back. To join the call with operator assistance, please dial 1-800-836-8184 or 1-646-357-8785. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-888-660-6345 or 1-646-517-4150, passcode 19355# until Wednesday, March 12, 2025.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, recognition of future contractual obligations, employee severance costs, and facility exit related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business. Although Marvell excludes the amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and that such amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of intangible assets contributed to Marvell’s revenues earned during the periods presented and are expected to contribute to Marvell’s future period revenues as well.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell’s estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell’s non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell’s geographic mix of revenue and expenses; or changes to Marvell’s corporate structure. For the fourth quarter of fiscal 2025, a non-GAAP tax rate of 7.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain types of compensation including Marvell’s annual incentive plan and certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the “safe harbor” created by those sections. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “may,” “can,” “will,” “would” and similar expressions identify such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, the statements describing our financial outlook and future period revenues. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to our ability to estimate customer demand and future sales accurately; our ability to define, design, develop and market products for the Artificial Intelligence (AI), Cloud, and 5G markets; risks related to our dependence on a few customers for a significant portion of our revenue, particularly as our major customers comprise an increasing percentage of our revenue, as well as risks related to a significant portion of our sales being concentrated in the data center end market; risks that our customers develop their own solutions, vertically integrate which may reduce the need for our products, or acquire fully developed solutions from third parties; our ability to secure design wins from our customers and prospective customers; the impact of international conflict (such as the current armed conflicts in the Ukraine and in Israel and the Gaza Strip) and economic volatility in either domestic or foreign markets including risks related to trade conflicts or tensions, regulations, and tariffs, including but not limited to, trade restrictions imposed on our Chinese customers; risks related to changes in general macroeconomic conditions, or expectations of such conditions, such as high or rising interest rates, macroeconomic slowdowns, recessions, inflation, and stagflation; risks related to higher inventory levels; risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; our ability to realize the expected benefits from restructuring activities; the risk of downturns in the semiconductor industry or our customer end markets; our ability to retain and hire key personnel; risks related to our return to working full time in the office as of June 2025; cybersecurity risks; our ability to limit costs related to defective products; risks related to our debt obligations; risks related to the rapid growth of the Company; delays or increased costs related to completing the design, development, production and introduction of our new products due to a variety of issues, including supply chain cross-dependencies, dependencies on EDA and similar tools, dependencies on the use of third-party, business partner or customer intellectual property, collaboration and synchronization requirements with business partners and customers, requirements to establish new manufacturing, testing, assembly and packing processes, and other issues; our reliance on our manufacturing partners for the manufacture, assembly, testing and packaging of our products; risks related to the ASIC business model which requires us to use third-party IP including the risk that we may lose business or experience reputational harm if third parties, including customers, lose confidence in our ability to protect their IP rights; the risks associated with manufacturing and selling products and customers’ products outside of the United States; our ability to complete and realize the anticipated benefits of any acquisitions, divestitures and investments; decreases in gross margin and results of operations in the future due to a number of factors, including high or increasing interest rates and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our Sustainability program; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market; supply chain disruptions or component shortages that may impact the production of our products including our kitting process or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry, including any consolidation of our manufacturing partners; our ability to protect our intellectual property; risks related to the impact of the COVID-19 pandemic (or future pandemics) which have impacted, and for which lingering effects may continue to impact our business, employees and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; our maintenance of an effective system of internal controls; financial institution instability; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2025	November 2, 2024	February 3, 2024	February 1, 2025	February 3, 2024
Net revenue	$1,817.4	$1,516.1	$1,426.5	$5,767.3	$5,507.7
Cost of goods sold	900.0	1,166.7	762.4	3,385.1	3,214.1
Gross profit	917.4	349.4	664.1	2,382.2	2,293.6

Operating expenses:
Research and development	499.0	488.6	459.6	1,950.4	1,896.2
Selling, general and administrative	195.7	205.3	212.0	798.2	834.0
Restructuring related charges	(12.5)	358.3	25.8	353.9	131.1
Total operating expenses	682.2	1,052.2	697.4	3,102.5	2,861.3
Operating income (loss)	235.2	(702.8)	(33.3)	(720.3)	(567.7)
Interest expense	(45.0)	(47.2)	(52.6)	(189.4)	(211.7)
Interest income and other, net	9.6	(0.5)	(1.4)	15.0	20.7
Interest and other loss, net	(35.4)	(47.7)	(54.0)	(174.4)	(191.0)
Income (loss) before income taxes	199.8	(750.5)	(87.3)	(894.7)	(758.7)
Provision (benefit) for income taxes	(0.4)	(74.2)	305.4	(9.7)	174.7
Net income (loss)	$200.2	$(676.3)	$(392.7)	$(885.0)	$(933.4)

Net income (loss) per share — basic	$0.23	$(0.78)	$(0.45)	$(1.02)	$(1.08)

Net income (loss) per share — diluted	$0.23	$(0.78)	$(0.45)	$(1.02)	$(1.08)

Weighted-average shares:
Basic	865.7	865.7	864.7	865.5	861.3
Diluted	879.9	865.7	864.7	865.5	861.3

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	February 1, 2025	February 3, 2024
Assets
Current assets:
Cash and cash equivalents	$948.3	$950.8
Accounts receivable, net	1,028.4	1,121.6
Inventories	1,029.7	864.4
Prepaid expenses and other current assets	113.9	125.9
Total current assets	3,120.3	3,062.7
Property and equipment, net	790.5	756.0
Goodwill	11,586.9	11,586.9
Acquired intangible assets, net	2,710.6	4,004.1
Deferred tax assets	401.2	311.9
Other non-current assets	1,595.0	1,506.9
Total assets	$20,204.5	$21,228.5

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$622.2	$411.3
Accrued liabilities	972.6	1,032.9
Accrued employee compensation	302.5	262.7
Short-term debt	129.5	107.3
Total current liabilities	2,026.8	1,814.2
Long-term debt	3,934.3	4,058.6
Other non-current liabilities	816.4	524.3
Total liabilities	6,777.5	6,397.1

Stockholders’ equity:
Common stock	1.7	1.7
Additional paid-in capital	14,534.1	14,845.3
Accumulated other comprehensive income	0.4	1.1
Accumulated deficit	(1,109.2)	(16.7)
Total stockholders’ equity	13,427.0	14,831.4
Total liabilities and stockholders’ equity	$20,204.5	$21,228.5

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Year Ended
	February 1, 2025	February 3, 2024	February 1, 2025	February 3, 2024
Cash flows from operating activities:
Net income (loss)	$200.2	$(392.7)	$(885.0)	$(933.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	78.8	73.8	304.3	299.8
Stock-based compensation	147.6	155.3	597.4	609.8
Amortization of acquired intangible assets	247.1	286.3	1,052.6	1,097.9
Restructuring related impairment charges	4.7	0.7	528.8	32.9
Deferred income taxes	(5.7)	434.5	(111.9)	150.8
Other expense, net	23.8	15.0	65.9	54.9
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(30.5)	93.0	93.2	70.6
Prepaid expenses and other assets	(172.8)	(107.5)	3.4	(93.1)
Inventories	(169.8)	78.8	(230.0)	201.9
Accounts payable	71.7	(61.6)	181.5	(149.1)
Accrued employee compensation	31.6	17.6	43.5	18.3
Accrued liabilities and other non-current liabilities	87.3	(46.6)	37.5	9.2
Net cash provided by operating activities	514.0	546.6	1,681.2	1,370.5
Cash flows from investing activities:
Purchases of technology licenses	(0.8)	(10.6)	(7.0)	(13.9)
Purchases of property and equipment	(69.9)	(71.0)	(284.6)	(336.3)
Acquisitions, net of cash acquired	—	—	(10.4)	—
Other, net	0.4	(0.1)	1.3	(0.3)
Net cash used in investing activities	(70.3)	(81.7)	(300.7)	(350.5)
Cash flows from financing activities:
Repurchases of common stock	(200.0)	(100.0)	(725.0)	(150.0)
Proceeds from employee stock plans	35.2	38.1	87.6	99.2
Tax withholding paid on behalf of employees for net share settlement	(84.6)	(55.0)	(274.9)	(223.7)
Dividend payments to stockholders	(51.9)	(51.9)	(207.5)	(206.8)
Payments on technology license obligations	(29.2)	(40.1)	(153.6)	(150.3)
Proceeds from borrowings	—	—	—	1,295.3
Principal payments of debt	(32.8)	(21.9)	(109.4)	(1,622.5)
Other, net	(0.2)	(8.9)	(0.2)	(21.4)
Net cash used in financing activities	(363.5)	(239.7)	(1,383.0)	(980.2)
Net increase (decrease) in cash and cash equivalents	80.2	225.2	(2.5)	39.8
Cash and cash equivalents at beginning of period	868.1	725.6	950.8	911.0
Cash and cash equivalents at end of period	$948.3	$950.8	$948.3	$950.8

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2025	November 2, 2024	February 3, 2024	February 1, 2025	February 3, 2024
GAAP gross profit	$917.4	$349.4	$664.1	$2,382.2	$2,293.6
Special items:
Stock-based compensation	10.1	16.3	10.4	47.3	49.1
Amortization of acquired intangible assets	169.5	180.4	194.3	721.7	748.1
Restructuring related charges (a)	1.1	356.8	—	357.9	—
Other cost of goods sold (b)	(6.1)	14.2	42.3	11.5	280.1
Total special items	174.6	567.7	247.0	1,138.4	1,077.3
Non-GAAP gross profit	$1,092.0	$917.1	$911.1	$3,520.6	$3,370.9

GAAP gross margin	50.5%	23.0%	46.6%	41.3%	41.6%
Stock-based compensation	0.6%	1.1%	0.7%	0.8%	0.9%
Amortization of acquired intangible assets	9.3%	11.9%	13.6%	12.5%	13.6%
Restructuring related charges (a)	0.1%	23.5%	—%	6.2%	—%
Other cost of goods sold (b)	(0.4)%	1.0%	3.0%	0.2%	5.1%
Non-GAAP gross margin	60.1%	60.5%	63.9%	61.0%	61.2%

Total GAAP operating expenses	$682.2	$1,052.2	$697.4	$3,102.5	$2,861.3
Special items:
Stock-based compensation	(137.5)	(142.1)	(144.9)	(550.1)	(560.7)
Amortization of acquired intangible assets	(77.6)	(84.5)	(92.0)	(330.9)	(349.8)
Restructuring related charges (a)	12.5	(358.3)	(25.8)	(353.9)	(131.1)
Other (c)	(0.2)	(0.4)	(6.2)	(11.7)	(47.5)
Total special items	(202.8)	(585.3)	(268.9)	(1,246.6)	(1,089.1)
Total non-GAAP operating expenses	$479.4	$466.9	$428.5	$1,855.9	$1,772.2

GAAP operating margin	12.9%	(46.4)%	(2.3)%	(12.5)%	(10.3)%
Stock-based compensation	8.1%	10.5%	10.9%	10.4%	11.1%
Amortization of acquired intangible assets	13.6%	17.5%	20.1%	18.3%	19.9%
Restructuring related charges (a)	(0.6)%	47.2%	1.8%	12.3%	2.4%
Other cost of goods sold (b)	(0.3)%	0.9%	3.0%	0.2%	5.1%
Other (c)	—%	—%	0.3%	0.2%	0.8%
Non-GAAP operating margin	33.7%	29.7%	33.8%	28.9%	29.0%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Year Ended
	February 1, 2025	November 2, 2024	February 3, 2024	February 1, 2025	February 3, 2024
GAAP interest and other loss, net	$(35.4)	$(47.7)	$(54.0)	$(174.4)	$(191.0)
Special items:
Other (c)	(5.8)	(1.4)	(1.3)	(9.3)	(13.9)
Total special items	(5.8)	(1.4)	(1.3)	(9.3)	(13.9)
Total non-GAAP interest and other loss, net	$(41.2)	$(49.1)	$(55.3)	$(183.7)	$(204.9)

GAAP net income (loss)	$200.2	$(676.3)	$(392.7)	$(885.0)	$(933.4)
Special items:
Stock-based compensation	147.6	158.4	155.3	597.4	609.8
Amortization of acquired intangible assets	247.1	264.9	286.3	1,052.6	1,097.9
Restructuring related charges (a)	(11.4)	715.1	25.8	711.8	131.1
Other cost of goods sold (b)	(6.1)	14.2	42.3	11.5	280.1
Other (c)	(5.6)	(1.0)	4.9	2.4	33.6
Pre-tax total special items	371.6	1,151.6	514.6	2,375.7	2,152.5
Other income tax effects and adjustments (d)	(40.4)	(102.3)	279.7	(113.4)	91.0
Non-GAAP net income	$531.4	$373.0	$401.6	$1,377.3	$1,310.1

GAAP weighted-average shares — basic	865.7	865.7	864.7	865.5	861.3
GAAP weighted-average shares — diluted	879.9	865.7	864.7	865.5	861.3
Non-GAAP weighted-average shares — diluted (e)	879.9	875.5	873.9	876.8	869.3

GAAP diluted net income (loss) per share	$0.23	$(0.78)	$(0.45)	$(1.02)	$(1.08)
Non-GAAP diluted net income per share	$0.60	$0.43	$0.46	$1.57	$1.51

(a)	Restructuring and other related items include asset impairment charges, recognition of future contractual obligations, employee severance costs, facility exit related charges, and other.

(b)	Other cost of goods sold includes charges for an intellectual property licensing claim, product claim related matters that were fully resolved in the fourth quarter of fiscal 2024, and acquisition integration related inventory costs.

(c)	Other costs in operating expenses and interest and other loss, net include gain or loss on investments and asset acquisition related costs.

(d)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 7.0% for the three months and year ended February 1, 2025, and three months ended November 2, 2024. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 6.0% for the three months and year ended February 3, 2024. In the three months and year ended February 3, 2024, we excluded $289 million and $158 million, respectively, of non-recurring income tax expense.

(e)	Non-GAAP diluted weighted-average shares differs from GAAP diluted weighted-average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the First Quarter of Fiscal Year 2026
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended May 3, 2025
GAAP net revenue	$1,875 +/- 5%
Special items:	—
Non-GAAP net revenue	$1,875 +/- 5%

GAAP gross margin	~ 50.5%
Special items:
Stock-based compensation	0.5%
Amortization of acquired intangible assets	9.0%
Non-GAAP gross margin	~ 60%

Total GAAP operating expenses	~ $712
Special items:
Stock-based compensation	144
Amortization of acquired intangible assets	76
Restructuring related charges and other	2
Total non-GAAP operating expenses	~ $490

GAAP diluted net income per share	$0.19 +/- $0.05
Special items:
Stock-based compensation	0.18
Amortization of acquired intangible assets	0.28
Other income tax effects and adjustments	(0.04)
Non-GAAP diluted net income per share	$0.61 +/- $0.05

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) enterprise networking, (iii) carrier infrastructure, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise AI servers
•Cloud and on-premise general-purpose servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Carrier infrastructure	•Broadband access systems •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In millions)	February 1, 2025	November 2, 2024	February 3, 2024	YoY	QoQ
Data center	$1,365.8	$1,101.1	$765.3	78%	24%
Enterprise networking	171.4	150.9	265.0	(35)%	14%
Carrier infrastructure	105.8	84.7	170.0	(38)%	25%
Consumer	88.7	96.5	143.9	(38)%	(8)%
Automotive/industrial	85.7	82.9	82.3	4%	3%
Total Net Revenue	$1,817.4	$1,516.1	$1,426.5	27%	20%

	Three Months Ended
Revenue by End Market % of Total	February 1, 2025	November 2, 2024	February 3, 2024
Data center	75%	73%	54%
Enterprise networking	9%	10%	19%
Carrier infrastructure	6%	6%	12%
Consumer	5%	6%	10%
Automotive/industrial	5%	5%	5%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com